Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of Revett Minerals Inc. (the “Company”) on Form 10-K for the period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John Shanahan
_______________________________________
John Shanahan
President and Chief Executive Officer
Date: March 11, 2013

          A signed original of this written statement required by Section 906 has been provided to Revett Minerals Inc. and will be retained by Revett Minerals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.